UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2010 (June 30, 2010)

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33326	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT	06604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) The Bylaws of People’s United Financial, Inc. (the “Company”) have been amended, effective July 1, 2010, in the following respects:

•

Article IV, Section 3 (Chairman of the Board) has been amended to require that the Chairman of the Board be an independent director, and to provide that the powers and duties of the Chairman are those generally incident to the position of a non-executive Chairman. This amendment makes permanent the separation of the position of Chairman from the position of Chief Executive Officer which the Company first effected in November 2007.

•

Article IV, Section 4 (Lead Director) has been deleted, and subsequent sections of Article IV have been renumbered accordingly. The position of Lead Director was considered unnecessary in light of the newly-imposed requirement that the Chairman be an independent director.

•

Article IV, Section 5 (Age Limitation of Directors) has been renumbered as Section 4. This section has been amended by replacing “Lead Director” with “Chairman” throughout, and to permit the director serving as Chairman to continue to serve as a member of the Board until the expiration of his term of office as a director during which he reaches age 78. Prior to these amendments, the director serving as Lead Director was permitted to continue to serve as a member of the Board until the expiration of his term of office as a director during which he reached age 75.

A copy of these amendments is being filed herewith as Exhibit 3.2.

Item 8.01.	Other Events

The Board of Directors of the Company has approved a temporary increase in the annual fee payable to the Chairman of the Board, from $165,000 to $220,000 on an annualized basis. The increase is retroactive to April 25, 2010 (the effective date of the resignation of the Company’s former President and Chief Executive Officer) and will remain in effect until such time as a permanent President and Chief Executive Officer is selected and commences employment with the Company.

Item 9.01.	Financial Statements and Exhibits

(c) The following Exhibit is submitted herewith.

Exhibit No.	Description

3.2	Amendments to Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s United Financial, Inc.
(Registrant)

Date: July 1, 2010	By:	/S/ ERIC J. APPELLOF
(Signature)
	Name:	Eric J. Appellof
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Page

3.2	Amendments to Bylaws	3.2-1

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